Exhibit 99.1

Hycroft Drills New Best Hole Ever

Vortex Returns 19.6 meters at 30.49 g/t Gold and 1,726.72 g/t Silver

Highest Gold Grades in Hycroft’s History

October 13, 2026 – Winnemucca, NV – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a U.S.-based gold and silver exploration and development company that owns the Hycroft Mine, today announces additional drill results from the 2025 - 2026 Exploration Drill Program (the “Drill Program”), including the highest-grade intercept reported in the Company’s history.

Vortex Highlight:

●	Hole H26D-6175A:

○	19.6 meters at 30.49 g/t gold and 1,726.72 g/t silver

○	Including 1.7 meters at 347.07 g/t gold and 9,526.36 g/t silver

●	Visible gold present in the intercept

●	Represents the best hole ever drilled in Hycroft’s more than 40-year history and the highest gold grades ever reported at Hycroft

●	Highest silver grades ever drilled at Vortex

●	This intercept extends farther to the west and south of previously reported high-grade gold and silver intercepts

●	The style of alteration and mineralization could indicate proximity to a potential source of the Vortex system

Diane Garrett, Executive Chairman and CEO, commented: “Hole H26D-6175A is an exceptional result and the best hole in our history. The silver-equivalent grade is more than 50% higher than that of our previous best hole, and this intercept contained the highest gold grades ever reported at Hycroft, with visible gold observed in the intercept. The combination of higher grades and longer intercepts suggests we may be getting close to a potential source of the Vortex system. Follow-up drilling is already underway and we look forward to accelerating the work at the Vortex and Brimstone systems.”

Table 1. Selected Drill Intercepts

	FROM	TO	INTERVAL	GRADE
Hole ID	(meters)	(meters)	(meters)	Ag (g/t)	Au (g/t)	AgEQ(g/t)	AuEQ (g/t)
Vortex
H26D-6175A	416.5	436.1	19.6	1,726.72	30.49	4,013.47	53.51
Including	433.2	434.9	1.7	9,526.36	347.07	35,556.61	474.09

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In addition to the high-grade gold and silver intercepts noted above, H26D-6175A also intersected significant intervals of gold and silver mineralization throughout the length of the hole, further enhancing the mineralization within the resource.

The figure below represents gold interpolants in the Vortex system using a 1.0 g/t gold cutoff grade.

Figure 1

1 g/t Gold Cutoff Grade Interpolants

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in Nevada, a Tier-1 mining jurisdiction. With a long history of heap leach operations, Hycroft is advancing to the next phase of operations for processing sulfide mineralization. In addition, Hycroft is engaged in a robust exploration drill program (2025-2026 Exploration Drill Program) to expand and advance the two new high-grade silver systems Brimstone and Vortex. These discoveries represent a significant value driver for the Hycroft Mine.

For Further Information

Investor Relations:

E: info@hycroftmining.com

P: 775-245-0564

Media:

E: media@hycroftmining.com

P: 775-245-0564

www.hycroftmining.com

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forwardlooking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

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